CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements listed below of Gehl Company of our report dated February 10, 1995 appearing on page 8 of the 1994 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 16 of this Form 10-K.

        1.  Registration Statement on Form S-8 (Registration No. 33-38392)

        2.  Registration Statement on Form S-8 (Registration No. 33-39150)


PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
March 7, 1995